UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2015, Sunshine Heart, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”). Under the Loan Agreement, the Bank has agreed to make certain term loans in an aggregate principal amount of up to $10.0 million.

Pursuant to the Loan Agreement, the Bank agreed to make loans to the Company in an aggregate principal amount of up to $10.0 million, comprised of: (i) a $6.0 million term loan, funded at the closing (the “Term A Loan”); (ii) subject to the achievement of a specified regulatory milestone that the U.S. Food and Drug Administration has granted interim analysis of the Company’s “C-Pulse Heart Assist System” product for the treatment of heart failure, an additional term loan totaling $2.0 million, which is available from February 18, 2015 to June 30, 2015 (the “Term B Loan”); and (iii) subject to the achievement of a specified clinical milestone that the Company has enrolled one hundred (100) patients in the aggregate in the Company’s “U.S. Counter HF” study in the United States in connection with the Company’s “C-Pulse Heart Assist System” product for the treatment of heart failure, an additional term loan totaling $2.0 million, which is available from February 18, 2015 to September 30, 2015 (the “Term C Loan” together with the Term A Loan and the Term B Loan, the “Term Loans”). In the event the Bank funds either the Term B Loan or the Term C Loan, then by March 31, 2016, the Company must complete an equity financing resulting in unencumbered net cash proceeds in an amount of at least $20.0 million.

The proceeds from the Term Loans will be used for general corporate and working capital purposes.  The Company is entitled to make interest only payments until January 1, 2016.  Commencing on January 1, 2016, and continuing on the first day of each calendar month thereafter, the Company is required to repay the advances made under the Term Loans in twenty-four (24) consecutive equal monthly installments of principal and interest, based upon: (i) the amount of the advances made under the Term Loans, (ii) interest at a fixed per annum rate equal to 7.0%, and (iii) an amortization schedule equal to twenty-four (24) consecutive months.

The Loan Agreement is secured by a security interest in assets of the Company and its current and future subsidiaries, including a security interest in intellectual property proceeds, but excluding a current security interest in intellectual property. The Loan Agreement contains customary representations (tested on a continual basis) and covenants that, subject to exceptions, restrict the Company’s ability to do the following things: declare dividends or redeem or repurchase equity interests; incur additional liens; make loans and investments; incur additional indebtedness; engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business.  Upon repayment of the Term Loans, the Company is also required to make a final payment to the Lender equal to 5% of the original principal amount of the Term Loans funded by the Bank.

At the Company’s option, the Company may prepay the outstanding principal balance of the Term Loans in whole but not in part, subject to a prepayment fee of 3% of any amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of the Term Loans, 2% of the amount prepaid if the prepayment occurs after the first anniversary of the funding date of the Term Loans through and including the second anniversary of the funding date of the Term Loans, and 1% of any amount prepaid after the second anniversary of the funding date of the Term Loan and prior to the maturity date.

In connection with the Loan Agreement, the Company has agreed to pay the Bank a commitment fee of 1% of the funded amount of the Term Loans.  In connection with entering into the Loan Agreement, the Company issued to the Bank and its affiliate warrants (the “Warrants”) to purchase shares of the Company’s common stock equal to 6% of the amount of the Term A Loan divided by the Initial Shares Warrant Price (as defined below) (the “Initial Shares”).  The “Initial Shares Warrant Price” equals the lower of (i) the closing price for a share of the Company’s common stock as reported on NASDAQ for the date on which the Term A Loan advance is made to the Company, and (ii) the average of the closing prices for a share of the Company’s common stock reported for the ten (10) trading days ending on the date of such Term A Loan advance.  The Warrants are exercisable immediately and have a term of ten (10) years.

Upon the Bank funding the Term B Loan and/or the Term C Loan, the Warrants will automatically become exercisable for an additional number of shares equal to 6% of the amount of the Term B Loan or Term C Loan, as the case may be, divided by the lower of (each, a “Funding Shares Warrant Price”) (i) the closing price for a share of the Company’s common stock as reported on NASDAQ for the date of such Term B Loan advance or Term C Loan advance, as the case may be, and (ii) the average of the closing prices for a share of the Company’s common stock reported for the ten (10) trading days ending on the date of such Term B Loan advance or Term C Loan advance, as the case may be, at an exercise price equal to such Funding Shares Warrant Price.

The foregoing is a summary of the Loan Agreement and the Warrants and is qualified in its entirety by reference to the complete text of the Loan Agreement and forms of Warrant to Purchase Stock, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Warrants in connection with the Loan Agreement. The Warrants and the shares of common stock issuable under the Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or through an applicable exemption from SEC registration requirements.  The other information called for by this item is contained in Item 1.01, which is incorporated by reference under this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On February 19, 2015, the Company issued a press release announcing the execution of the Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Stock, dated February 18, 2015, issued to Silicon Valley Bank.

4.2	Warrant to Purchase Stock, dated February 18, 2015, issued to Life Science Loans, LLC.

10.1	Loan and Security Agreement between Sunshine Heart, Inc. and Silicon Valley Bank dated February 18, 2015.

99.1	Press Release issued by the Company dated February 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2015	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to Purchase Stock, dated February 18, 2015, issued to Silicon Valley Bank.

4.2	Warrant to Purchase Stock, dated February 18, 2015, issued to Life Science Loans, LLC.

10.1	Loan and Security Agreement between Sunshine Heart, Inc. and Silicon Valley Bank dated February 18, 2015.

99.1	Press Release issued by the Company dated February 19, 2015.